UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CCC

2022

Proxy Report

Digitizing the P&C Insurance Economy.

CCC Intelligent Solutions Holdings Inc.

20
22

Proxy Report

CCC Intelligent Solutions Holdings Inc.

Dear Fellow Stockholders,

We are pleased to invite you to attend the Annual Meeting of Stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) to be held on Thursday, May 25, 2023, at 10:00 a.m. Central Time (the “Annual Meeting”). This year’s Annual Meeting will, once again, be conducted virtually. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/CCCS2023. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your notice of internet availability of proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.	to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the fiscal year 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors (the “Board”) has set the record date as April 3, 2023. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of the Company’s stockholders of record will be available at our corporate headquarters located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

Githesh Ramamurthy, Chairman of the Board

NOTICE OF FISCAL YEAR 2023 ANNUAL MEETING OF STOCKHOLDERS

The fiscal year 2023 annual meeting of stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) will be held virtually on Thursday, May 25, 2023, at 10:00 a.m. Central Time for the following purposes:

1.	to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the fiscal year 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record as of the close of business on April 3, 2023 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 25, 2023, at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023:

The notice of annual meeting, the proxy statement and our fiscal year 2022 annual report are available on our website at https://cccis.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials is first being delivered to the Company’s stockholders of record on or about April 14, 2023.

By Order of the Board of Directors,

Kevin Kane, Chief Legal Officer

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our fiscal year 2023 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock as of the record date, April 3, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of internet availability contains instructions on how to access this proxy statement and our annual report and vote online or submit your proxy over the Internet or by telephone. Even if you received the notice by mail, you will not automatically receive a printed copy of the proxy materials by mail. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Householding. The SEC rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 627,683,715 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

CCC | 2022 PROXY STATEMENT	Page 1

What will I be voting on?
You will be voting:

1.	on the election of two Class II directors to serve on the Board until the fiscal year 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;
4.	on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	on any other business as may properly come before the meeting or any adjournment of the meeting.

How does the Board recommend I vote on these matters?
The Board recommends you vote:

1.	FOR the election of William Ingram and Lauren Young as Class II directors;

2.	FOR every 1 year on the Say-on-Frequency Proposal;

3.	FOR the Say-on-Pay Proposal; and

4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CCCS2023. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card.

CCC | 2022 PROXY STATEMENT	Page 2

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2023.

Can I access the proxy materials electronically?
 Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our notice of internet availability and other proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our notice of internet availability and other proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903;

3.	by signing and returning a new proxy card; or

4.	by voting at the virtual Annual Meeting.

How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting.

If you are a stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CCCS2023 and entering your 16- digit control number. This number is included in your notice of internet availability of proxy materials.

If you are a stockholder as of the Record Date and have logged in using your 16- digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/CCCS2023 for at least one year.

If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.

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Why is the Annual Meeting virtual only?
 Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world. We think a virtual only meeting is advisable to provide ease of access, real-time communication, and cost savings for our stockholders and the Company.

What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes properly cast is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Withhold votes and broker non-votes will not impact the election of the nominees.

PROPOSAL 2 – SAY-ON-FREQUENCY PROPOSAL

The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Frequency Proposal. If no frequency receives the foregoing vote, the Board and the Human Capital and Compensation Committee will consider the frequency that receives the highest number of votes to be the preference of our stockholders. Abstentions and broker non-votes will not impact the result of the Say-on-Frequency vote.

As an advisory vote, the result of the Say-on-Frequency vote will not be binding on the Board or the Human Capital and Compensation Committee. However, the Board and the Human Capital and Compensation Committee value the opinions of our stockholders and expect to take into account their preference when considering the frequency with which we conduct future say-on-pay votes.

PROPOSAL 3 – SAY-ON-PAY PROPOSAL

The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.

As an advisory vote, the result of the Say-on-Pay vote will not be binding on the Board or the Human Capital and Compensation Committee. The result of the Say-on-Pay vote will, however, provide the Board and the Human Capital and Compensation Committee with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Human Capital and Compensation Committee value the opinions of our stockholders and expect to take into account the result of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.

CCC | 2022 PROXY STATEMENT	Page 4

PROPOSAL 4 – AUDITOR RATIFICATION PROPOSAL

The affirmative vote of a majority of the votes properly cast is required to approve the Auditor Ratification Proposal. Abstentions will have no effect on the result of the Auditor Ratification Proposal. There will not be broker non-votes with respect to the Auditor Ratification Proposal.

When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

What is the deadline for submitting a stockholder proposal or director nomination for the fiscal year 2024 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in fiscal year 2024, must be received by the Company at our principal executive offices at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 on or before December 16, 2023. Stockholders wishing to make a director nomination or bring a proposal before the fiscal year 2024 annual meeting must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than February 25, 2024, and not earlier than the close of business on January 26, 2024, assuming the Company does not change the date of the fiscal year 2024 annual meeting of stockholders by more than 30 days before or more than 60 days after the anniversary of the fiscal year 2023 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s bylaws (the “Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.

In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary at the Company’s principal executive officers that sets forth all the information required by Rule 14a-19 of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than the deadline set forth above under the advance notice provisions of the Bylaws.

CCC | 2022 PROXY STATEMENT	Page 5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is comprised of eight directors. Our Certificate of Incorporation (the “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age and other information for each member of our Board:

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED
Teri Williams Director	I	65	2021	2025
Christopher Egan Director	I	46	2021	2025
Steven Puccinelli Director	I	64	2021	2025
William Ingram Director	II	66	2021	2023	2026
Lauren Young Director	II	40	2021	2023	2026
Githesh Ramamurthy Chairman of the Board	III	62	2021	2024
Eileen Schloss Director	III	69	2021	2024
Eric Wei Presiding Director	III	47	2021	2024

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Nominating and Corporate Governance Committee and the Board believe that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as experience, qualifications, attributes, diversity and skills in light of the Company’s business in the context of the needs of the Board. Additionally, the Nominating and Corporate Governance Committee considers a combination of factors for each director, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of background and experience.

CCC | 2022 PROXY STATEMENT	Page 6

Our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints, reflecting differences in race, ethnicity, gender and other unique characteristics. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: integrity, objectivity, independence, sound judgment, leadership and courage; our Board as a whole exhibits a diversity of background and experience. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies and diversity and skills matrices below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.

Board Diversity Matrix

(as of April 12, 2023).

Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1
Asian		2
White	2	3

CCC | 2022 PROXY STATEMENT	Page 7

Board Experience Matrix

NAME	PUBLIC COMPANY BOARD EXPERIENCE	CEO EXPERIENCE	SOFTWARE/ TECHNOLOGY EXPERIENCE	FINANCIAL EXPERTISE
Teri Williams
Christopher Egan
Steven Puccinelli
William Ingram
Lauren Young
Githesh Ramamurthy
Eileen Schloss
Eric Wei

Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Shareholder Rights Agreement (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2024, and our Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2025. If elected by our stockholders at this Annual Meeting, our Class II directors will serve until the annual meeting of stockholders to be held in fiscal year 2026.

Shareholder Rights Agreement

We entered into an Amended and Restated Registration and Shareholder Rights Agreement, effective as of July 30, 2021, by and among the Company, Dragoneer Growth Opportunities Holdings (“Dragoneer”), Cypress Investor Holdings, L.P., GPE VIII CCC Co-Investment (Delaware) Limited Partnership and Advent International GPE VIII-C Limited Partnership (collectively, the “Advent Investor”), OH Cypress Aggregator, L.P. (the “OH Investor”), TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P. and TCV Member Fund, L.P. (collectively, the “TCV Investor”) and the other parties thereto (the “Shareholder Rights Agreement”). Among other things, the Shareholder Rights agreement provides that for so long as the Advent Investor holds equity securities of the Company constituting at least 50% of the number of such securities it held immediately after the closing of the business combination, it will be entitled to nominate six directors (at least three of whom must be independent), with such right decreasing to four directors (at least two of whom must be independent) at such time as the Advent Investor holds at least 25% but less than 50% of the number of such securities it held immediately after the closing of the business combination, and decreasing to two directors (at least one of whom must be independent) at such time as the Advent Investor holds at least 10% but less than 25% of the number of such securities it held at the closing of the business combination, and then terminating at such time as the Advent Investor holds less than 10% of the number of such securities it held immediately after the closing of the business combination. Each of the OH Investor and the TCV Investor will be entitled to nominate one director for so long as such holder holds a number of equity securities of the Company constituting at least 60% of

CCC | 2022 PROXY STATEMENT	Page 8

the number of such securities it held immediately after the closing of the business combination, with such right terminating at such time as such holder holds less than 60% of the number of such securities it held immediately after the closing of the business combination. Dragoneer was also entitled to nominate, at its election, either one director or one non-voting board observer until the 2022 Annual Meeting. Additionally, for so long as at least one director nominated by the Advent Investor is serving on the Board, the Advent Investor will have the right to have at least one such director serve on each committee of the Board.

Pursuant to the Shareholder Rights Agreement, (i) the Advent Investor has nominated Teri Williams, William Ingram, Eileen Schloss, Christopher Egan, Lauren Young and Eric Wei and (ii) the OH Investor has nominated Steven Puccinelli. Dragoneer did not exercise its nomination rights under the Shareholder Rights Agreement. The TCV Investor is not currently exercising its nomination rights under the Shareholder Rights Agreement.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee will consider stockholder recommendations for membership on the Board. Recommendations should be in writing and may be submitted to 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 Attn: Nominating and Corporate Governance Committee.

When filling a vacancy on the Board, and subject to the Shareholder Rights Agreement, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will recommend to the Board individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

Environmental, Social and Governance (“ESG”) Initiative

We believe that to be good corporate citizens, we must understand and focus on ESG matters that impact our stakeholders and the communities in which we operate, and to align our ESG goals, programs and initiatives to our corporate strategy. At CCC, we are firmly committed to delivering innovations that keep people’s lives moving forward when it matters most, while conducting our business in a responsible manner to benefit our customers, stockholders, employees and the communities in which we live and work.

We are currently formalizing our approach to ESG to ensure that stakeholder needs and material ESG topics have appropriate strategies and governance in place. To date we have formed a cross-functional ESG working group, conducted an ESG issues assessment, and performed an inaugural greenhouse gas emissions assessment. We are currently finalizing a formal framework for our ESG program that we will report on in the future. We look forward to enhancing our disclosures for ESG as we continue to make progress on this critical initiative.

CCC | 2022 PROXY STATEMENT	Page 9

We believe a diverse workforce at all levels and an inclusive culture are foundational to our success and will enable us to better serve our customers. We have a Diversity Advisory Council (“DAC”) to help support our commitment to Inclusion and Diversity (“I&D”) initiatives. The mission of the DAC is to support the development and execution of our I&D strategy. Through the DAC, we organized several unique cultural/heritage events to celebrate and honor the diversity of our team members and support employee-driven employee resource groups (“ERGs”) – the African American Alliance, the Women’s Network, and the Growing Professionals ERG.

We recognize that women and people of color continue to be under-represented in the technology and collision repair industries, and that is why we prioritize our corporate giving to those organizations whose mission is to increase access and exposure to careers in these fields. In 2022, we continued our support of Black Girls Code and the Thurgood Marshall College Foundation, as well as the Collision Repair Education Foundation, Collision Industry Foundation, and Women’s Industry Network. We also introduced a Company-wide volunteer opportunity with Hour of Code whose mission is to introduce young people to computer science, and initiated sponsorships for local chapters of the National Society of Black Engineers.

CCC | 2022 PROXY STATEMENT	Page 10

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

NAME		CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES FISCAL YEAR	EXPIRATION OF TERM FOR WHICH NOMINATED FISCAL YEAR
	William Ingram Director	II	66	July 30, 2021	2023	2026
	Lauren Young Director	II	40	July 30, 2021	2023	2026

Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute, subject to the Shareholder Rights Agreement. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CCC | 2022 PROXY STATEMENT	Page 11

Director Nominees to Serve for a Three-Year Term Expiring at the Fiscal Year 2026 Annual Meeting.

William Ingram

William Ingram began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since October 2020. From December 2015 to April 2020, Mr. Ingram served as the Chief Financial Officer of Avalara, Inc., a cloud-based SaaS company providing compliance solutions to customers worldwide. From April 2015 to December 2015, he served as the interim CFO for Khan Academy, a non-profit educational organization. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram also currently serves on the board of directors of Paymentus and formerly served on the board of directors of Avalara, Inc. Mr. Ingram holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Ingram is qualified to serve on the Board based on his professional experiences and services as a finance executive and board member.

Lauren Young

Lauren Young began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since December 2018. Ms. Young is a Managing Director of Advent International Corporation, which she joined in 2011 as Vice President. Prior to Advent, Ms. Young was a member of the US buyout fund at The Carlyle Group from 2006 through 2009 and served as an analyst at McColl partners from 2004 through 2006. Ms. Young also currently serves on the boards of directors of Definitive Healthcare, Forescout, and Iodine Software. Ms. Young holds a bachelor’s degree from Davidson College and a Master of Business Administration degree from Harvard Business School.

We believe Ms. Young is qualified to serve on the Board based on her experience as an investor in, advisor to, and board member of other companies in the financial and technology industries.

CCC | 2022 PROXY STATEMENT	Page 12

Continuing Directors

Class III Directors (terms expiring in fiscal year 2024)

Githesh Ramamurthy

Githesh Ramamurthy began serving on our Board in July 2021, and as a member of the board of directors of our predecessor entities since 1999. Mr. Ramamurthy has served as Chairman of the Board since 2000, and as Chief Executive Officer since 1999. Mr. Ramamurthy joined CCC in 1992 and has held various management positions including Chief Technology Officer from 1992 until 1999 and President from 1997 until 2000. Prior to joining the Company, Mr. Ramamurthy was a founding member and head of technology for Sales Technologies, Inc., a leader in Sales Force Automation later acquired by Dun & Bradstreet. Mr. Ramamurthy holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, a master’s degree in Computer Science from the Georgia Institute of Technology, and is an alumnus of Harvard Business School’s Executive Management Program.

We believe Mr. Ramamurthy is qualified to serve on the Board due to his extensive experience with the Company and extensive insurance industry, technological and financial experience.

Eileen Schloss

Eileen Schloss began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since August 2020. Ms. Schloss has served as an Operations Advisor to Advent International Corporation since December 2019. Ms. Schloss also currently serves on the boards of directors of Alteryx, Inc., Sprinklr, Inc. and Sharethrough, Inc. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss was named NACD’s Directorship 100 in 2022. Ms. Schloss holds a bachelor’s degree in Organizational Behavior from the University of San Francisco and a master’s degree in Technology Management from Pepperdine University and is a NACD Board Governance Fellow.

We believe that Ms. Schloss is qualified to serve on the Board based on her extensive experience working on public company boards and for public companies in the software industry as a human resources professional.

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Eric Wei

Eric Wei began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Wei is a Partner at Advent International Corporation, where he has served in various roles since 2011. Prior to joining Advent, Mr. Wei served as a Principal of Sageview Capital from 2008 through 2011 and as Vice President at Bain Capital from 2005 through 2008. Mr. Wei also serves on the boards of directors of Tekion S.A., Conservice, LLC, Zenoti, FinancialForce and Assembly. Mr. Wei holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

We believe that Mr. Wei is qualified to serve on the Board based on his extensive experience as an advisor to, and on the boards of directors of, other companies within the technology and FinTech industries.

Class I Directors (terms expiring in fiscal year 2025)

Teri Williams

Teri Williams began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since January 2021. Ms. Williams is a member of the board of directors, President, Chief Operating Officer and owner of OneUnited Bank, where she has served in various roles since 1995. Prior to joining OneUnited Bank, Ms. Williams held various positions with Bank of America and American Express, including serving as a Vice President of American Express. Ms. Williams holds a bachelor’s degree in Economics from Brown University and a Master of Business Administration degree from Harvard Business School. In addition to her roles with OneUnited Bank, Ms. Williams is currently Chair of the Black Economic Council of Massachusetts and on the board of the 79th Street Corridor Initiative in Miami, Florida.

We believe that Ms. Williams is qualified to serve on the Board based on her extensive experience in the financial services industry.

Christopher Egan

Christopher Egan began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Egan is a Managing Partner at Advent International Corporation, having joined the firm in 2000. Mr. Egan serves on the board of directors of Ansira Partners, Inc., Definitive Healthcare, NielsenIQ, and Xplor Technologies. Prior to joining Advent, Mr. Egan was an analyst in the financial sponsors group at UBS Warburg from 1998 through 2000. Mr. Egan holds a bachelor’s degree from Dartmouth College.

We believe that Mr. Egan is qualified to serve on the Board based on his experience on the boards of directors of other companies within the technology and FinTech industries.

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Steven Puccinelli

Steven Puccinelli began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entities since 2017. Mr. Puccinelli has been with Oak Hill Capital since 2015, where he is currently a Managing Partner, and is responsible for originating, structuring, and managing investments for the firm’s Services group. Prior to joining Oak Hill, Mr. Puccinelli was Head of Private Equity for North America and Europe at Investcorp International, Inc., where he served in various roles from 2000 until 2013. Prior to that, he spent 15 years at Donaldson, Lufkin & Jenrette, Inc. in several positions, most recently as Managing Director and Head of the Retail and Consumer Industry Group. Mr. Puccinelli holds a bachelor’s degree from the University of California, Berkeley and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Puccinelli is qualified to serve on the Board based on his broad professional experience within the insurance and financial services industries and services as an executive and board member to other technology companies.

Controlled Company; Independence Status

The Advent Investor continues to control a majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards set forth in the listing rules of The Nasdaq Stock Market (the “ Nasdaq Listing Rules”). Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of its board of directors be comprised of independent directors,
•	that its board of directors have a compensation committee that is composed entirely of independent directors (subject to limited exceptions) with a written charter addressing the committee’s responsibilities,
•	that its director nominees be selected or recommended for selection either by independent directors constituting a majority of the board's independent directors or by a nomination committee comprised solely of independent directors (subject to limited exceptions) with a written charter or board resolution, as applicable, addressing the nominations process, and
•	there be an annual review of the adequacy of the charter of the compensation committees.

We currently rely on this exemption with respect to the independence of members of the Nominating and Corporate Governance Committee who select or recommend director nominees. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements set forth in the Nasdaq Listing Rules.

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Board Meetings and Committees

Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Human Capital and Compensation Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2022, our Board held 5 meetings, our Audit Committee held 8 meetings, our Nominating and Corporate Governance Committee held 2 meeting and our Human Capital and Compensation Committee held 5 meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In fiscal 2022, each director attended at least 75% of the aggregate meetings of the Board and committees on which the director served during such director’s tenure.

Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. Our website is not part of this notice and proxy statement.

The table below sets forth the composition of our Board committees as of April 12, 2023:

NAME	Audit Committee	HUMAN CAPITAL AND COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Githesh Ramamurthy Chairman of the Board
Teri Williams
Christopher Egan
Steven Puccinelli
William Ingram	(Chair)
Lauren Young
Eileen Schloss		(Chair)
Eric Wei Presiding Director			(Chair)

Audit Committee

The members of our Audit Committee consist of William Ingram, Teri Williams and Steve Puccinelli. William Ingram serves as the Chair of the Audit Committee. Under the Nasdaq Listing Rules and applicable SEC rules, we are required to have at least three members of the Audit Committee. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and the independence requirements of Rule 10A-3

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under the Exchange Act. Each of Mr. Ingram, Ms. Williams and Mr. Puccinelli is financially literate and each of them qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including:

•	assisting the Board's oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Human Capital and Compensation Committee

The members of the Human Capital and Compensation Committee are Eileen Schloss, Eric Wei and William Ingram. Under the Nasdaq Listing Rules and applicable SEC rules, we are required to have at least two (2) members of the Human Capital and Compensation Committee, all of whom must be independent. Each of Ms. Schloss, Mr. Wei and Mr. Ingram is independent. Ms. Schloss serves as Chair of the Human Capital and Compensation Committee.

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We have adopted a Human Capital and Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;
•	reviewing and making recommendations to our Board with respect to the compensation, and any incentive compensation and equity based plans that are subject to Board approval of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•	producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors;
•	assisting management on issues relating to human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, and employee relations; and
•	engaging, in partnership with the Nominating and Corporate Governance Committee, in succession planning activities for our officers.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Githesh Ramamurthy, Eric Wei, Lauren Young and Teri Williams, of whom, Mrs. Young, Mr. Wei and Mrs. Williams are independent. Eric Wei serves as Chair of the Nominating and Corporate Governance Committee.

We have adopted a Nominating and Corporate Governance Committee charter, which details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the Board;
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•	developing and recommending to the Board, and overseeing implementation of, our Corporate Governance Guidelines;
•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company;
•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary;
•	monitoring the development and implementation of our ESG programs and goals; and
•	engaging, in partnership with the Human Capital and Compensation Committee, in succession planning activities for our officers.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our principal stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.

Independence

Our Board has an effective mix of independent directors and non-independent directors. Our Board includes (i) six representatives from the Advent Investor, including Teri Williams, William Ingram, Eileen Schloss, Christopher Egan, Lauren Young and Eric Wei and (ii) one representative from the OH Investor, Steven Puccinelli.

Chairman of the Board and Chief Executive Officer

With respect to the roles of Chairman of the Board and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the closing of the business combination, the roles of Chairman of the Board and Chief Executive Officer have been combined. We believe this board leadership structure is the most appropriate for the Company at this time because of the efficiencies achieved in having the roles of Chairman of the Board and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses enhances the decision-making processes of the board of directors as a whole.

Under our Corporate Governance Guidelines, during any period in which the roles of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a “presiding director” to ensure independent leadership in circumstances where it is appropriate for the Board to have a voice distinct from management. Eric Wei currently serves as our presiding director.

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Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting of the Board by the audit committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, cyber and privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website or in public filings.

Human Capital and Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital and Compensation Committee.

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Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

CCC Intelligent Solutions Holdings Inc.

167 N. Green Street, 9th Floor

Chicago, Illinois 60607

Telephone: (800) 621-8070

Attention: Board of Directors

c/o Chief Legal Officer

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

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EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company:

NAME	AGE	POSITION
Githesh Ramamurthy*	62	Chief Executive Officer
Brian Herb	50	Executive Vice President, Chief Financial and Administrative Officer
Mary Jo Prigge	65	Executive Vice President, Chief Service Delivery Officer
John Goodson	58	Executive Vice President, Chief Product and Technology Officer
Michael Silva	56	Executive Vice-President, Chief Commercial and Customer Success Officer
Marc Fredman	45	Senior Vice President, Chief Strategy Officer

* See “—Election of Directors” for Mr. Ramamurthy’s biography.

Brian Herb

Brian Herb has served as our Executive Vice President, Chief Financial and Administrative Officer since February 2020. Prior to joining CCC, Mr. Herb served in various roles with Experian, most recently as CFO, North America from 2015 until 2020. Mr. Herb began his career in assurance services at Ernst & Young. Mr. Herb holds a bachelor’s degree in Accounting from Miami University of Ohio and a Master of Business Administration degree from the
Kellogg School of Management at Northwestern University.

Mary Jo Prigge

Mary Jo Prigge has served as our Executive Vice President, Chief Service Delivery Officer since 2021. She previously served as CCC’s President of Service Operations from 2000 until 2021. Ms. Prigge joined the Company in 1998 as Executive Vice President of Operations and has held several leadership positions over her tenure. Prior to joining the Company, Ms. Prigge held various positions in the auto glass replacement industry, including as Senior Vice President at Safelite Auto Glass in 1998, Vistar/USA-GLAS from 1991 to 1998, and AM International, Inc. Ms. Prigge served on the Board of Trustees and is past Vice Chair and treasurer of the Collision Repair Education Foundation. Ms. Prigge holds a bachelor’s degree in Marketing from the Kelley School of Business at Indiana University.

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John Goodson

John Goodson has served as our Executive Vice President, Chief Product and Technology Officer since January 2023 and served as our Senior Vice President, Chief Technology Officer from August 2021 through 2022. He previously served as CCC’s Senior Vice President, Product Development from August 2020 until August 2021. Prior to joining the Company, Mr. Goodson Served as Senior Vice President and General Manager for Products and Customer Engagement Solutions at Verint from May 2015 until August 2020 and held various positions, including Chief Product Officer and Chief Technology Officer at Progress Software, from 2003 through 2015. Mr. Goodson holds a bachelor’s degree in Computer Science from the Virginia Polytechnic Institute and State University.

Michael Silva

Michael Silva has served as our Executive Vice President, Chief Commercial and Customer Success Officer since October 2022. Prior to joining CCC, Mr. Silva served as SVP, Financial Services for Salesforce, Inc. from July 2019 through October 2022. Mr. Silva was General Manager, U.S. Financial Services at Microsoft Inc. from 2018 through July 2019 and was General Manager, U.S. at IBM from 2017 through 2018. Prior to IBM, Mr. Silva held various sales and operational roles at Microsoft from 2002 through 2017, including three years as Sales Director, United Kingdom. Mr. Silva’s early career included four years at Ingenix as Vice President, Sales – U.S. and Canada. Mr. Silva holds a bachelor’s degree in Sociology from Hobart and William Smith Colleges.

Marc Fredman

Marc Fredman has served as our Senior Vice President, Chief Strategy Officer and has been responsible for strategy, new markets, mergers and acquisitions, and alliances since 2021. Prior to this role, from 2017 to 2021, Mr. Fredman was Senior Vice President of Strategy, Product Management and Marketing. Mr. Fredman joined CCC in 2014 as Senior Vice President, Corporate Strategy and Development. Prior to joining the Company, Mr. Fredman held various roles with The Boston Consulting Group from 2004 to 2014, most recently serving as Principal in the technology and corporate development practices. Prior to The Boston Consulting Group Mr. Fredman was with Bank One, most recently as Vice President of Healthcare Business Development. Mr. Fredman holds a bachelor’s degree in honors philosophy from Georgetown University and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

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COMPENSATION DISCUSSION & ANALYSIS

The following Compensation Discussion and Analysis provides information about material elements of the compensation awarded to, earned by, or paid to the “named executive officers” (or “NEOs”) of the Company in fiscal year 2022, who include our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer), and up to two additional individuals who would have been one of the three most highly compensated executive officers if they were serving as an executive officer at the end of fiscal year 2022. For fiscal year 2022 the Company’s NEOs and their positions were:

Name	Position
Githesh Ramamurthy	Chairman of the Board and Chief Executive Officer
Brian Herb	EVP, Chief Financial Officer and Administrative Officer
Mary Jo Prigge	EVP, Chief Service Delivery Officer
John Goodson (1)	EVP, Chief Product and Technology Officer
Mike Silva (2)	EVP, Chief Commercial and Customer Success Officer
(1)	During fiscal year 2022, Mr. Goodson served as the Company’s SVP, Chief Technology Officer. Mr. Goodson was promoted to the Company’s EVP, Chief Product and Technology Officer effective as of January 5, 2023.
(2)	On October 17, 2022, Mr. Silva was hired as the Company’s EVP, Chief Commercial and Customer Success Officer, effective as of such date.

Executive Summary

CCC is a leading provider of innovative cloud, mobile, AI, telematics, hyperscale technologies and applications for the property and casualty (“P&C”) insurance economy. Our SaaS platform connects trading partners, facilitates commerce, and supports mission-critical, AI-enabled digital workflows. Leveraging decades of deep domain experience, our industry-leading platform processes more than $100 billion in annual transaction value across this ecosystem, digitizing workflows and connecting more than 30,000 companies across the P&C insurance economy, including insurance carriers, collision repairers, parts suppliers, automotive manufacturers, financial institutions and others. Founded in 1980, we have been publicly traded since August 2021.

Business Highlights
By executing our operating plan, we achieved strong financial performance for the fiscal year ended December 31, 2022:

Fiscal Year 2022 Business Performance
Revenue	Net Income	Adjusted EBITDA
$782.4 million	$38.4 million	$305.4 million
+13.7% increase over 2021		Represents a 39% margin for 2022

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Other business highlights for the fiscal year ended December 31, 2022 include the following:

•	GAAP gross profit of $568.5 million, representing gross margin of 73%. Adjusted gross profit of $604.8 million, representing adjusted gross margin of 77%.
•	Achieved Software Net Dollar Retention average across each quarter of 2022 of 110%.
•	Achieved Software Gross Dollar Retention of 99% in each quarter of 2022.

Executive Compensation Highlights in Fiscal Year 2022

CEO Compensation

In accordance with the terms and conditions set forth in Mr. Ramamurthy’s October 2021 equity award agreements, as further described in the section from our fiscal year 2021 proxy statement titled “Narrative Disclosure to the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table,” Mr. Ramamurthy did not participate in the 2022 Annual Incentive Plan (“AIP”) or receive equity awards during fiscal year 2022 under the CCC Intelligent Solutions Holdings Inc. 2021 Incentive Equity Plan (as it may be amended from time to time, the “Equity Plan”).

Incentive Awards to Our Other NEOs

In fiscal year 2022, the Human Capital and Compensation Committee granted time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to each of the NEOs other than Mr. Ramamurthy. Such PSUs vest on the basis of achievement of the Company’s absolute total shareholder return (“TSR”), revenue growth goals, and minimum EBITDA margin goals, in each case measured over a three-year period ending December 31, 2024. See the “Equity-Based Compensation” section below for further details regarding the equity grants made to our NEOs under the Equity Plan during fiscal year 2022.

In January 2023, the Human Capital and Compensation Committee certified financial performance under our 2022 AIP at 114.4% of target on the basis of achievement of revenue and adjusted EBITDA goals. Each of the NEOs participated in the 2022 AIP, other than Mr. Ramamurthy. The 2022 AIP plan design also provided for an individual performance multiplier to be applied based on the individual performance of each executive. Mr. Herb was awarded a 100% individual performance multiplier in recognition of his leadership in driving results and strong performance overseeing corporate functions, including finance, legal, procurement, investor relations, and human resources; Ms. Prigge was awarded a 100% individual performance multiplier in recognition of strong performance leading the customer service, implementation, and consulting groups; Mr. Goodson was awarded a 110% individual performance multiplier in recognition of significant advancements achieved by the Company’s product development and technology group; and Mr. Silva was awarded a 100% individual performance multiplier in recognition of his successful onboarding and integration with the Company. See the “Annual Incentive Plan (AIP)” section below for further details regarding the annual incentive awards made to the NEOs under the 2022 AIP during fiscal year 2022.

Executive Appointment

Effective October 17, 2022, we appointed Mike Silva as our EVP, Chief Commercial and Customer Success Officer. Mr. Silva’s 2022 compensation package consisted of base salary, a sign-on bonus,

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a target opportunity under our Annual Incentive Plan, relocation reimbursements, and an initial equity grant composed two-thirds of PSUs and one-third of RSUs. See the “Fiscal Year 2022 Executive Compensation Tabular Disclosures“ section below for further details regarding Mr. Silva’s compensation during fiscal year 2022.

Highlights of Our Executive Compensation Practices

The Human Capital and Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of the Company’s executive compensation program:

Components of Pay

The components of our 2022 executive compensation program consist primarily of elements that are generally available to executives, including base salary, annual variable cash compensation, long-term incentive equity awards and broad-based benefits.

Element	Performance Period	Objective	Performance Measured / Vesting Provisions
Base Salary	Annual	Recognizes an individual’s role and responsibilities, serves as an important retention vehicle and provides a stable level of fixed compensation	Base salary is reviewed annually by the Human Capital and Compensation Committee and set based on market competitiveness, individual performance and internal consistency considerations
Annual Incentive	Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals; also provides for the opportunity to recognize individual performance achievements	The annual incentive award targets are reviewed annually by the Human Capital and Compensation Committee and set based on the Company’s revenue and adjusted EBITDA targets
RSUs	Long-Term	Aligns the interests of the executives to those of the stockholders and serves as an important retention vehicle	The 2022 RSU grants generally vest 25% per year over a four-year period, beginning on the first anniversary of the grant date, subject to continued service; unvested awards are generally forfeited upon a separation from service
PSUs	Long-Term	Aligns the interests of the executives and those of the stockholders, serves as an important retention vehicle and drives significant Company performance	The 2022 PSU grants generally vest upon the achievement of defined TSR, revenue growth and minimum adjusted EBITDA margin goals over a three-year measurement period ending December 31, 2024; unvested awards are generally forfeited upon a separation from service

Target Pay Mix

To help retain and motivate the NEOs, the Human Capital and Compensation Committee aims to offer compensation that is competitive with peers’ and the industry through cash (base salaries and annual performance-based incentive awards) and equity (long-term incentive equity awards).

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The Human Capital and Compensation Committee does not have a formal policy for allocating total compensation among the various components. Instead, the Human Capital and Compensation Committee uses its judgment, in consultation with Aon plc (“Aon”), the Company’s independent executive compensation consultant, to establish an appropriate balance of short- and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy and objectives, among other considerations.

As discussed above, in accordance with the terms and conditions set forth in his 2021 equity award agreements, Mr. Ramamurthy’s 2022 target pay mix consisted solely of base salary.

The average pay mix for the other NEOs in fiscal year 2022 (excluding Mr. Silva, who joined the Company in October 2022) was 19% base salary, 9% target annual incentive, and 72% long-term incentive. 81% of such NEO’s pay was variable and at risk, and 45% was tied to the achievement of pre-set performance goals.

Governance of Our Pay Program

The Human Capital and Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our executive compensation programs:

What We Do
Stock ownership guidelines that apply to our executive officers and our board of directors
Pay-for-performance philosophy and culture
Majority of pay is performance-based or variable and not guaranteed
Monitor dilution and overhang
Engage an independent compensation consultant
Independent and experienced Human Capital and Compensation Committee
Assess risks of our compensation program
What We Don’t Do
No hedging of our stock
No pledging of our stock
No discounted stock option awards
No supplemental executive retirement plans
No excessive perquisites
No single-trigger accelerated vesting upon a change in control

Our Executive Compensation Philosophy & Objectives

The overall objective of CCC’s executive compensation program is to support the Company’s business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers. The goals of the Human Capital and Compensation Committee with respect to executive compensation are to:

•	Attract, retain, motivate and reward talented executives;
•	Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value; and
•	Align executives’ interests with those of our stockholders through long-term incentives linked to performance.

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To achieve these goals, the Company endeavors to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key financial goals that support the Company’s business strategy and align the interests of our executives with those of our stockholders. We believe our executive compensation program as developed and implemented, and as presented in this proxy statement, achieved these objectives for fiscal year 2022 compensation.

Governance of Executive Compensation

Role of the Human Capital and Compensation Committee

The Human Capital and Compensation Committee acts on behalf of the board of directors to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. The Human Capital and Compensation Committee annually assesses the performance of the Chief Executive Officer and other executives, and, based in part on the recommendations from the Chief Executive Officer with respect to executives other than himself, and in part on consultation with certain other executives of the Company, approves the compensation of these executives.

Role of Independent Compensation Consultant

In 2022, the Human Capital and Compensation Committee continued to retain the services of Aon as its independent compensation consultant due to Aon’s extensive analytical and compensation expertise in the software and services industry. In this capacity, Aon has advised the Human Capital and Compensation Committee on compensation matters related to the executive and director compensation programs. In 2022, Aon assisted the Human Capital and Compensation Committee by, among other things:

•	Providing executive and non-employee director market pay analyses;
•	Reviewing and suggesting changes to the compensation peer group;
•	Developing and refining, including through the provision and use of relevant survey data, executive and employee pay programs and governance practices;
•	Conducting a risk assessment of executive compensation; and
•	Advising on the adoption of stock ownership guidelines for executives and non-employee directors.

The Human Capital and Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Aon made recommendations to the Human Capital and Compensation Committee but has no authority to make compensation decisions on behalf of the Human Capital and Compensation Committee or the Company. Aon reported to the Human Capital and Compensation Committee and had direct access to the chairperson and the other members of the Human Capital and Compensation Committee. Beyond data and advice related to director and executive compensation matters and employee equity plan design and training, Aon did not provide other services to the Company in 2022.

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The Human Capital and Compensation Committee conducted a specific review of its relationship with Aon in 2022 and determined that Aon’s work for the Human Capital and Compensation Committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC, the New York Stock Exchange (the listing exchange on which the Company’s stock was traded through December 16, 2022), and Nasdaq (the listing exchange on which the Company’s stock has been traded since December 19, 2022).

Role of Management

To aid the Human Capital and Compensation Committee in its responsibilities, the Chief Executive Officer provides the Human Capital and Compensation Committee with recommendations relating to the performance and achievements, including support of our corporate values, of each of the NEOs (other than himself). The Human Capital and Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other NEOs because he has direct knowledge of the criticality of their work, performance and contributions. The Human Capital and Compensation Committee may consult with the Chief Human Resources Officer regarding pay decisions for other executives. Executives, including the Chief Executive Officer, do not participate in the Human Capital and Compensation Committee’s deliberations or decisions regarding their own compensation.

Use of Market Data and Peer Group Analysis

When considering executive compensation decisions, the Human Capital and Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each NEO’s specific expertise and experience.

For 2022, the Human Capital and Compensation Committee believed referencing market data provided by Aon, along with other factors, was important when setting total compensation for the NEOs because competition for executive management is intense in our industry and the retention of a talented leadership team is critical to the Company’s success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for the NEOs, the Human Capital and Compensation Committee does not directly tie any pay elements to particular benchmarks within the peer group; rather, peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.

2022 Peer Group

The Human Capital and Compensation Committee, with the assistance of Aon, considered several factors in determining the composition of a peer group for purposes of evaluating the 2022 compensation of the NEOs, including, but not limited to:

•	Industry: U.S.-based technology and software companies;
•	Revenue: $200M to $2.5B;
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•	Organizational Complexity: Between 800 and 7,200 employees; and
•	Recent IPOs: Preference given to companies that first became publicly traded in the prior three years.

Using these criteria, the following 23 companies were identified by the Human Capital and Compensation Committee and Aon as the defined peer group for 2022 executive compensation decisions:

PEER GROUP
Alteryx	Black Knight	Fair Isaac Corporation	The Descartes Systems Group
Anaplan*	Cadence Design Systems	Guidewire Software	Tyler Technologies
Aspen Technology	CDK Global*	Manhattan Associates	Veeva Systems
ANSYS	Cloudera*	nCino	Verisk Analytics
Avalara*	Duck Creek Technologies*	Pegasystems	Vertex
Bentley Systems	Elastic	RealPage*

* No longer publicly traded

Compensation Risk Oversight

Our Human Capital and Compensation Committee has responsibility for establishing the Company’s compensation philosophy and objectives, determining the structure, components, and other elements of its programs, and reviewing and approving the compensation of the NEOs. The Human Capital and Compensation Committee has conducted a risk assessment and has concluded that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Stockholder Say-on Frequency and Say-on-Pay Votes

Pursuant to the “Say-on-Frequency Proposal” included in this proxy statement, stockholders will be voting for the first time on whether to hold an advisory vote on the compensation of the NEOs every one year, every two years, or every three years.

Pursuant to the “Say-on-Pay Proposal” included in this proxy statement, stockholders will be voting for the first time to approve the compensation of the NEOs. The Human Capital and Compensation Committee will consider the outcome of the say-on-frequency and say-on-pay stockholder advisory votes when making compensation decisions regarding our NEOs.

Elements of Compensation

Base Salary

Base salaries serve to provide fixed cash compensation to the NEOs for performing their ongoing responsibilities. Base salaries for the NEOs are approved upon joining the Company by the Human Capital and Compensation Committee, and then reviewed and adjusted, as appropriate, by the Human Capital and Compensation Committee on an annual basis, in consultation with Aon and certain other executives of the Company.

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Such annual adjustments are based on factors that may include, but are not limited to:

•	Each NEO’s position and specific responsibilities;
•	Individual performance;
•	Level of experience;
•	Achievement of corporate and strategic goals; and
•	A review of competitive salary and total compensation market data for comparable positions at peer companies.

The Human Capital and Compensation Committee does not apply any specific formulas to determine increases in base salaries for NEOs, but instead makes an annual evaluation of the factors listed above. Increases in base salary, if any, typically take effect in March of each calendar year.

The Human Capital and Compensation Committee reviewed the NEO’s annual base salaries based on the considerations outlined above. Based on this review, in March 2022 the Human Capital and Compensation Committee made merit-based increases to the base salaries of the NEOs as follows:

Executive	Base Salary Effective March		% Increase
	2021	2022
Githesh Ramamurthy	$811,595	$844,059	4.0%
Brian Herb	$566,500	$589,160	4.0%
Mary Jo Prigge	$500,635	$520,661	4.0%
John Goodson	$470,000	$488,800	4.0%
Mike Silva (1)	–	$450,000	–
(1)	Mr. Silva joined the Company in October 2022; the figure listed in this table is his 2022 base salary.

Annual Incentive Plan (AIP)

In fiscal year 2022, the NEOs were provided short-term, performance-based annual incentives through the 2022 AIP. The Company believes that annual incentives, among other things:

•	Align interests of the Company, executives and investors;
•	Enable the Company to achieve and exceed financial goals;
•	Attract and retain the top talent in the industry; and
•	Recognize and reward individuals for contributing to the Company’s success.
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2022 Annual Incentive Plan Opportunities

Each of the NEOs, other than Mr. Ramamurthy, participated in the 2022 AIP. The NEOs that participated in the 2022 AIP had an established annual incentive target, which was equal to a percentage of their salary. The actual earned 2022 AIP payout, if any, was calculated based on a combination of Company and individual performance.

For fiscal year 2022, the NEOs, other than Mr. Ramamurthy, had the following annual incentive target opportunities under the 2022 AIP.

Executive	Annual Incentive Target (as % of salary paid)
Githesh Ramamurthy	–
Brian Herb	50%
Mary Jo Prigge	50%
John Goodson	50%
Mike Silva (1)	25%
(1)	Mr. Silva's 2022 annual incentive target was based on his 2022 base salary.

2022 Annual Incentive Plan Targets and Awards

In March 2022, the Human Capital and Compensation Committee established the Company performance metrics for the 2022 AIP—revenue (weighted 60%) and adjusted EBITDA (weighted 40%). These metrics were selected because they align with the way in which the investment community evaluates the Company’s performance and because these metrics were among the most important factors in increasing stockholder value in fiscal year 2022. In fiscal year 2021, these two metrics had been weighted equally; we increased the weighting on revenue to 60% for 2022 to reflect its importance to the Company’s financial performance. The threshold and target levels, as approved, the actual achievement for 2022, and the resulting payouts on these metrics are below; linear interpolation is used for achievement between threshold and target, as well as for above target.

METRIC	WEIGHTING	THRESHOLD (30% PAYOUT) $M	TARGET (100% PAYOUT) $M	ACTUAL PERFORMANCE $M
Revenue	60%	$737.0	$769.4	$774.7	66.9%
Adjusted EBITDA	40%	$306.2	$334.0	$341.5	47.5%
Total	100%	–	–	–	114.4%

For the purposes of the 2022 AIP, revenue is calculated as the Company’s total annual revenues excluding China and adjusted EBITDA is calculated excluding China and is further adjusted to remove the impact of bonuses paid. The Human Capital and Compensation Committee established the performance goals in relation to our annual operating plan.

As shown in the table above, in fiscal year 2022 the Company achieved revenue (as described above) of $774.7M and adjusted EBITDA (as described above) of $341.5 M, resulting in Company performance at 114.4% of target. Following the application of the individual performance multipliers, the Human

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Capital and Compensation Committee certified the 2022 AIP awards set forth in the table below for each NEO, other than Mr. Ramamurthy, who did not participate in the 2022 AIP:

NEO	Opportunity			Actual
	2022 AIP Salary Basis	Annual Incentive Target (as % of salary paid)	Target Amount	Performance Multipliers		2022 AIP Award Paid	As a % of Target
				Company	Individual
Githesh Ramamurthy	$837,033	–	–	N/A	N/A	–	–
Brian Herb	$584,318	50%	$292,159	114.4%	100%	$334,230	114.4%
Mary Jo Prigge	$516,381	50%	$258,191	114.4%	100%	$295,370	114.4%
John Goodson	$484,782	50%	$242,391	114.4%	110%	$305,026	125.9%
Mike Silva (1)	$450,000	25%	$112,500	114.4%	100%	$128,700	114.4%
(1)	Per the terms of his employment agreement, Mr. Silva’s annual incentive opportunity was 25% of his 2022 base salary.

Sign-on Bonus Paid in 2022

As an inducement for Mr. Silva to commence employment with the Company in October 2022, the Human Capital and Compensation Committee determined that it was both reasonable and necessary to provide him with a one-time signing bonus in the amount of $250,000, subject to repayment in the event Mr. Silva resigns before the one-year anniversary of his employment start date, pursuant to the terms and conditions of his employment agreement. See the sections below intitled “Narrative Disclosure to the Fiscal Year 2022 Summary Compensation Table and Fiscal Year 2022 Grants of Plan Based Awards Table” and “Potential Payments Upon Termination or Change in Control” for further details regarding Mr. Silva’s employment Agreement.

Equity-Based Compensation

A significant portion of executive pay is delivered as long-term incentive equity awards, which are designed to align the NEO’s interests with stockholder interests, promote retention through the reward of long-term Company performance, and encourage ownership in the Company.

In connection with the business combination, the Company’s shareholders approved the Equity Plan, which provides for grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash-based awards. The Human Capital and Compensation Committee has been appointed as the “Administrator” of the Equity Plan. As permitted under the Equity Plan, the authority to grant and amend certain awards has been delegated to a committee of certain members of our management team.

During fiscal year 2022, the Company used equity awards in the form of RSUs and PSUs. RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options. PSUs encourage retention, aligning the interests of management and stockholders, and incentivize strong financial and market performance.

Our general approach is to grant equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates, such as for new hires, mid-year promotions, and

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other periodic recognition or special incentive events, as well as in connection with acquisitions. All required approvals are obtained in advance of, or on, the actual grant date. Annual equity grants to NEOs are typically approved during the Company-wide performance review period. The timing of annual equity award grants to NEOs is not coordinated in a manner that intentionally benefits such NEOs.

The Human Capital and Compensation Committee determines the size of equity grants according to each NEO’s position. To do so, the Human Capital and Compensation Committee generally references the market data of peer group companies as provided by Aon, and takes into consideration each NEO’s recent performance history, his or her potential for future responsibility and criticality of his or her work to the long-term success of the Company. The Human Capital and Compensation Committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.

Our NEOs, other than Mr. Ramamurthy, each received RSUs and PSUs in fiscal year 2022. PSUs granted to each such NEO represented 50% of their total equity grant, except that PSUs represented 67% of Mr. Silva’s initial equity grants at hire. The following equity grants were awarded to named executive officers in 2022.

Named Executive Officer	RSUs	PSUs
Githesh Ramamurthy	–	–
Brian Herb	141,777	141,777
Mary Jo Prigge	70,889	70,888
John Goodson	82,704	82,703
Mike Silva	87,210	174,419

2022 Performance-Based Equity Awards

The PSUs granted to certain of our NEOs in fiscal year 2022 may be earned and vest upon the achievement of goals on two metrics measured during the three-year period ending December 31, 2024. 50% of the 2022 PSUs are subject to performance goals relating to the Company’s compounded average revenue growth rate (“CAGR”) and minimum adjusted EBITDA margin, and 50% of the 2022 PSUs are subject to absolute TSR goals. Each of the CAGR-based PSUs and the TSR-based PSUs may, separately, be earned and vest at a rate between 50% and 200% of the target PSUs granted, based on linear interpolation between a threshold and maximum achievement level of the applicable performance goal and, with respect to the CAGR-based PSUs, meeting the minimum adjusted EBITDA margin target. For each of the CAGR-based PSUs and the TSR-based PSUs, if the Company does not meet the applicable threshold level of performance there is no payout for the respective PSU. For further information on the grants of equity awards made to our NEOs during fiscal year 2022, see the “Fiscal Year 2022 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2022 Fiscal-Year End” tables below.

2023 Performance-Based Equity Awards

In the first quarter of fiscal year 2023, the Human Capital and Compensation Committee decided that the PSU awards to be granted to our NEOs during fiscal year 2023 would use a new set of performance metrics. For PSU awards granted in 2023, the revenue CAGR PSUs do not have an adjusted EBITDA margin requirement, but no other changes to the performance metrics for the revenue CAGR PSUs were made (other than the establishment of new performance goals applicable

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to the performance period of the PSUs). In addition, for PSU awards granted in 2023, no absolute TSR performance-based PSUs were granted, and a new type of PSU based on adjusted EBITDA performance were granted instead. The Human Capital and Compensation Committee felt this change was appropriate to strengthen the alignment between the Company’s financial performance and the NEOs' incentives and in recognition that absolute TSR may be affected by variables outside of the control of the NEOs. Each of the CAGR-based PSUs and the adjusted EBITDA-based PSUs may, separately, be earned and vest at a rate between 50% and 200% of the target PSUs granted, based on linear interpolation between a threshold and maximum achievement level of the applicable performance goal. For each of the CAGR-based PSUs and the adjusted EBITDA-based PSUs, if the Company does not meet the applicable threshold level of performance there is no payout for the respective PSU.

Additional Compensation Policies & Practices

Stock Ownership Guidelines

To help achieve the compensation objective of linking interests of the Company’s stockholders with those of the Company’s executive officers and directors, the Company adopted stock ownership guidelines effective as of January 1, 2023, covering its executive officers, including the 2022 NEOs, and non-employee members of the Board. The guidelines provide that each such officer or director own and hold shares of our stock with a value equal to a certain multiple of their annual base salary or, in the case of non-employee members of the Board, his or her annual cash fees, multiplied by the applicable multiplier described below. Only shares held outright will be counted toward satisfaction of these guidelines. Each covered individual is expected to meet his or her applicable ownership level within five years of implementation of the guidelines or, if later, within five years of becoming a covered individual.

Position	Multiple
Chief Executive Officer	6x Annual Base Salary
Chief Financial Officer	3x Annual Base Salary
All Other Section 16 Executive Officers	2x Annual Base Salary
Non-Employee Directors	3x Annual Cash Fees

Anti-Hedging & Pledging Policies

Under the Company’s Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to the capital stock of the Company without prior clearance from the Chief Legal Officer:

•	Hedging their interest in Company securities through any transaction designed to offset declines in the market value of Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds (excluding broad-based index funds); and
•	Pledging any shares of our Company securities as collateral for indebtedness, including such securities in a margin account.

Clawback Policy

The Company has not yet adopted a clawback policy relating to the recoupment of erroneously awarded incentive-based compensation; we intend to adopt a compliant policy once Nasdaq

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publishes its final rules pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Customer Protection Act.

Employment Agreements and Severance & Change-in-Control Benefits

The Company has entered into written employment agreements with each of our NEOs that set forth the terms of their employment, including initial base salaries, eligibility to participate in our annual incentive plans and severance benefits, and also subjects the NEOs to standard restrictive covenants. See the sections below titled “Narrative Disclosure to the Fiscal Year 2022 Summary Compensation Table and Fiscal Year 2022 Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control” for further details regarding the NEOs' employment agreements.

Broad-Based Benefits

The Company offers a comprehensive array of benefits to its employees, including the NEOs. Benefit programs include a variety of health insurance plans, a 401(k) plan with matching contributions at board-approved levels, and an individual supplemental disability plan. These benefits are offered to all eligible employees, including the NEOs, to attract and retain employees. The Company does not offer defined benefit pension or other supplementary retirement benefits to employees. The Company also provides modest health club/wellness and parking benefits to certain NEOs, as detailed in the “Fiscal Year 2022 Summary Compensation Table” below. Our health club/wellness benefits are provided more broadly within the organization.

As part of the Company’s overall compensation program all full-time employees in the U.S., including the NEOs, have the opportunity to participate in a defined contribution 401(k) plan. The Company’s 401(k) plan is intended to qualify under Section 401 of the Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. The Company’s 401(k) plan provides for a matching contribution by the Company in an amount equal to fifty cents ($0.50) for each dollar ($1.00) contributed by the participant, up to 6% of the participant’s salary, subject to limitations imposed by the Internal Revenue Service. Matching contributions for the NEOs for fiscal year 2022 are outlined in the footnotes to the “Fiscal Year 2022 Summary Compensation Table” below.

Accounting Implications of Executive Compensation

Accounting for Stock-Based Compensation

In addition to considering the tax consequences, the Human Capital and Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

The Company follows the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for share-based payment arrangements. FASB ASC Topic 718 requires the Company to measure the compensation expense for all share-based payment arrangements, which include the equity-based awards made by the Company and described elsewhere in this Proxy, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

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Report of the Human Capital and Compensation Committee

This report of the Human Capital and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Human Capital and Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Human Capital and Compensation Committee

Eileen Schloss, Chair

William Ingram

Eric Wei

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EXECUTIVE AND DIRECTOR COMPENSATION

FISCAL YEAR 2022 EXECUTIVE COMPENSATION TABULAR DISCLOSURES

Fiscal Year 2022 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to, our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.

year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	total
Githesh Ramamurthy, Chairman of the Board and Chief Executive Officer
2022	$836,568	–	–	–	–	$12,207	$848,775
2021	$806,140	$675,000	$131,860,500	$1,622,396	$746,800	$1,394,239	$137,105,075
2020	$782,661	–	–	–	$704,590	$16,023	$1,503,274
Brian Herb, Executive Vice President, Chief Financial and Administrative Officer
2022	$583,931	–	$2,775,995	–	$334,230	$12,207	$3,706,363
2021	$562,693	$600,000	$3,423,750	–	$260,636	$10,138	$4,857,217
2020	$473,846	$300,000	$1,560,000	$1,494,480	$247,500	$21,105	$4,096,931
Mary Jo Prigge (7), Executive Vice President, Chief Service Delivery Officer
2022	$516,039	–	$1,388,001	–	$295,370	$15,008	$2,214,418
John Goodson (8), Executive Vice President, Chief Product and Technology Officer
2022	$484,462	$27,731	$1,619,337	–	$277,295	$13,293	$2,422,118
Michael Silva (9), Executive Vice President, Chief Commercial and Customer Success Officer
2022	$86,539	$250,000	$2,147,103	–	$128,700	$13,377	$2,625,719
(1)	Amounts in this column represent the base salary earned by each NEO with respect to each applicable fiscal year.
(2)

Amounts in this column represent: (i) with respect to Mr. Ramamurthy, a transaction bonus paid in fiscal year 2021 in connection with the consummation of the business combination; (ii) with respect to Mr. Herb, a transaction bonus paid in fiscal year 2021 in connection with the consummation of the business combination and a sign-on cash bonus paid in fiscal year 2020;

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(iii) with respect to Mr. Goodson, the discretionary portion of the 2022 AIP Bonus earned with respect to fiscal year 2022; and (iv) with respect to Mr. Silva, a sign-on cash bonus paid in fiscal year 2022.

(3)	Amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. The grant date fair value for the awards of RSUs and PSUs that are not subject to a market condition granted to certain of our NEOs in fiscal years 2021 and 2022 is calculated using the closing market price of our common stock on the grant date. The grant date fair value for the awards of PSUs that are subject to a market condition granted to certain of our NEOs in fiscal years 2021 and 2022 are based on a Monte Carlo valuation analysis on the probable outcome of the achievement of the performance conditions. For additional information on the valuation assumptions for these awards, see Note 21 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2022. Assuming maximum performance of the PSUs granted to certain of our NEOs in fiscal year 2022, the grant date fair value included in the table above would increase for Mr. Herb, Mr. Goodson, Mr. Silva and Ms. Prigge by approximately $1,275,995, $744,329, $1,397,097, and $637,995, respectively.
(4)	Amounts in this column represent the aggregate grant date fair value for option awards granted to certain of our NEOs, computed in accordance with FASB ASC Topic 718. A discussion of the methodology for determining grant date fair value may be found in Note 21 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(5)	Amounts in this column represent, for fiscal year 2022, performance-based annual cash incentive bonuses earned by certain of our NEOs in fiscal year 2022 under the 2022 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis – Annual Incentive Plan (AIP).” Amounts in this column represent, for fiscal years 2021 and 2020, performance-based annual cash incentive bonuses earned by certain of our NEOs in the applicable fiscal year under the Company’s then-current annual incentive plan and paid in the subsequent fiscal year.

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(6)	The amounts in this column are comprised, for fiscal year 2022, of the following:
NAME	INDIVIDUAL HEALTH/ SUPP. INSURANCE PREMIUMS	401(K) Match	Housing / Travel Reimb.	Health Club Reimb.	Health Club Gross Up	HQ Parking Reimb.	HQ Parking Gross Up	Total
Githesh Ramamurthy	$480	$9,150	–	–	–	$1,440	$1,137	$12,207
Brian Herb	$480	$9,150	–	–	–	$1,440	$1,137	$12,207
Mary Jo Prigge	$480	$9,150	–	$1,556	$1,237	$1,440	$1,145	$15,008
John Goodson	$465	$9,150	–	$1,155	$481	$1,440	$601	$13,293
Michael Silva	$50	$1,038	$12,101	–	–	$120	$68	$13,377
(7)	Ms. Prigge is a NEO for the first time in fiscal year 2022.
(8)	During fiscal year 2022, Mr. Goodson served as the Company’s SVP, Chief Technology Officer. Mr. Goodson was promoted to the Company’s EVP, Chief Product and Technology Officer effective as of January 5, 2023. Mr. Goodson is a NEO for the first time in fiscal year 2022.
(9)	On October 17, 2022, Mr. Silva was hired as the Company’s EVP, Chief Commercial and Customer Success Officer, effective as of such date. Mr. Silva is a NEO for the first time in fiscal year 2022.

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Fiscal Year 2022 Grants of Plan Based Awards

This table sets forth certain information regarding plan-based awards granted to certain of our NEOs in fiscal year 2022.

Name/Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock & Option Awards (4)
	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Brian Herb, Executive Vice President, Chief Financial and Administrative Officer
–	$87,955	$293,185	–	–	–	–	–	–
3/23/2022	–	–	–	35,445	70,889	141,778	–	$750,006
3/23/2022	–	–	–	35,444	70,888	141,776	–	$525,989
3/23/2022	–	–	–	–	–	–	141,777	$1,500,001
Mary Jo Prigge, Executive Vice President, Chief Service Delivery Officer
–	$77,729	$259,096	–	–	–	–	–	–
3/23/2022	–	–	–	17,723	35,445	70,890	–	$375,008
3/23/2022	–	–	–	17,722	35,443	70,886	–	$262,987
3/23/2022	–	–	–	–	–	–	70,889	$750,006
John Goodson, Executive Vice President, Chief Product and Technology Officer
–	$72,973	$243,242	–	–	–	–	–	–
3/23/2022	–	–	–	20,676	41,352	82,704	–	$437,504
3/23/2022	–	–	–	20,676	41,351	82,702	–	$306,824
3/23/2022	–	–	–	–	–	–	82,704	$875,008
Michael Silva, Executive Vice President, Chief Commercial and Customer Success Officer
–	$33,750	$112,500	–	–	–	–	–	–
10/19/2022	–	–	–	43,605	87,210	174,420	–	$750,006
10/19/2022	–	–	–	43,605	87,209	174,418	–	$647,091
10/19/2022	–	–	–	–	–	–	87,210	$750,006
(1)	Amounts in this column represent performance-based annual cash incentive awards earned by certain of our NEOs under the 2022 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis - Annual Incentive Plan (AIP).” The 2022 AIP does not provide for a maximum payout.
(2)	Amounts in this column represent awards of PSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2022.
(3)	Amounts in this column represent awards of RSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2022.

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(4)	Amounts in this column reflect the grant date fair value of the awards of PSUs and RSUs, as applicable, granted to certain of our NEOs under the Equity Plan in fiscal year 2022, computed in accordance with FASB ASC Topic 718. PSUs subject to a market condition were valued using a Monte Carlo valuation.

Narrative Disclosure to the Fiscal Year 2022 Summary Compensation Table and Fiscal Year 2022 Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with each of our NEOs which are summarized below.

Githesh Ramamurthy

In April 2017, we entered into an employment agreement with Mr. Ramamurthy to serve as our Chief Executive Officer, Chairman of the Board. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $721,092, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 100% of base salary. Mr. Ramamurthy’s annual base salary was increased to $787,957 in March 2020, to $811,595 in March 2021 and to $844,059 in March 2022.

Under his employment agreement, Mr. Ramamurthy is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 24 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Ramamurthy’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

Brian Herb

In January 2020, we entered into an employment agreement with Mr. Herb to serve as our Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an annual base salary of $550,000, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary. Mr. Herb’s annual base salary was increased to $566,500 in March 2021 and to $589,160 in March 2022. The employment agreement also provided for a sign-on cash bonus of $300,000, which replaced the bonus Mr. Herb would have earned from his former employer in the second quarter of 2020.

Under his employment agreement, Mr. Herb is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Herb’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

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Mary Jo Prigge

In April 2017, we entered into an employment agreement with Ms. Prigge to serve as our President of Service Operations. On February 3, 2021, Ms. Prigge was promoted to Executive Vice President, Chief Service Delivery Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an annual base salary of $444,808, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary. Ms. Prigge’s annual base salary was increased to $486,054 in March 2020, to $500,635 in March 2021 and to $520,661 in March 2022.

Under her employment agreement, Ms. Prigge is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Ms. Prigge’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

John Goodson

In August 2021, we entered into an employment agreement with Mr. Goodson to serve as our Senior Vice President, Chief Technology Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an annual base salary of $470,000, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary. Mr. Goodson’s annual base salary was increased to $488,800 in March 2022.

Under his employment agreement, Mr. Goodson is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Goodson’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

On January 5, 2023, Mr. Goodson was promoted to Executive Vice President, Chief Product and Technology Officer.

Michael Silva

In October 2022, we entered into an employment agreement with Mr. Silva to serve as our Executive Vice President, Chief Commercial and Customer Success Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an annual base salary of $450,000, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 25% of base salary for 2022 and 50% of base salary for each year thereafter. The employment agreement also provided for a sign-on cash bonus of $250,000. If Mr. Silva’s employment is terminated by the Company for cause (as

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defined therein) or by Mr. Silva without good reason (as defined therein) prior to September 30, 2023, he must repay the sign-on bonus.

Pursuant to the employment agreement, in the event Mr. Silva elects to relocate to Illinois, the Company will provide Mr. Silva with the following relocation benefits: (i) a mover to move his personal belongings to Illinois, including one car; (ii) reasonable travel between his New York home and Illinois, in line with Company travel policies; (iii) the services of the Company’s relocation department to provide corporate housing; (iv) temporary corporate housing not to exceed a total of $42,000; (v) reimbursement of customary closing costs on Mr. Silva’s New York home and a new home in Illinois; and (vi) IRS-related gross-up of all relocation-related costs that are considered compensation. Relocation benefits must be used within the one-year period after Mr. Silva’s start date. If Mr. Silva voluntarily resigns from the Company within 18 months after his start date, he must reimburse the Company for all reimbursed relocation costs and gross-up amounts.

Under his employment agreement, Mr. Silva is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Silva’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding outstanding equity-based awards held by the NEOs as of December 31, 2022.

Name/Date	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Githesh Ramamurthy, Chief Executive Officer
7/10/2017 (3)	9,365,143	–	$2.50	7/10/2027	–	–	–	–
7/10/2017 (4)	9,365,143	–	$2.50	7/10/2027	–	–	–	–
1/13/2021 (5)	442,034	–	$8.58	1/13/2031	–	–	–	–
10/21/2021 (6)	–	–	–	–	1,800,000	$15,660,000	–	–
10/21/2021 (7)	–	–	–	–	–	–	7,200,000	$62,640,000
10/21/2021 (8)	–	–	–	–	–	–	1,200,000	$10,440,000
Brian Herb, Executive Vice President, Chief Financial and Administrative Officer
4/1/2020 (3)	332,036	221,358	$4.05	4/1/2030	–	–	–	–
4/1/2020 (4)	553,394	–	$4.05	4/1/2030	–	–	–	–
10/21/2021 (6)	–	–	–	–	112,500	$978,750	–	–
10/21/2021 (7)	–	–	–	–	–	–	150,000	$1,305,000
10/21/2021 (8)	–	–	–	–	–	–	37,500	$326,250
3/23/2022 (6)	–	–	–	–	141,777	$1,233,460	–	–
3/23/2022 (7)	–	–	–	–	–	–	141,778	$1,233,469
3/23/2022 (8)	–	–	–	–	–	–	35,444	$308,363
Mary Jo Prigge, Executive Vice President, Chief Service Delivery Officer
7/10/2017 (3)	510,826	–	$2.50	7/10/2027	–	–	–	–
7/10/2017 (4)	11,625	–	$2.50	7/10/2027	–	–	–	–
10/21/2021 (6)	–	–	–	–	56,250	$489,375	–	–
10/21/2021 (7)	–	–	–	–	–	–	75,000	$652,500
10/21/2021 (8)	–	–	–	–	–	–	18,750	$163,125
3/23/2022 (6)	–	–	–	–	70,889	$616,734	–	–
3/23/2022 (7)	–	–	–	–	–	–	70,890	$616,743
3/23/2022 (8)	–	–	–	–	–	–	17,722	$154,181
John Goodson, Executive Vice President, Chief Product and Technology Officer
9/24/2020 (3)	62,164	153,249	$4.05	9/24/2030	–	–	–	–
9/24/2020 (4)	255,413	–	$4.05	9/24/2030	–	–	–	–
10/21/2021 (6)	–	–	–	–	65,625	$570,938	–	–
10/21/2021 (7)	–	–	–	–	–	–	87,500	$761,250
10/21/2021 (8)	–	–	–	–	–	–	21,875	$190,313
3/23/2022 (6)	–	–	–	–	82,704	$719,525	–	–
3/23/2022 (7)	–	–	–	–	–	–	82,702	$719,507
3/23/2022 (8)	–	–	–	–	–	–	20,676	$179,881

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Name/Date	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Michael Silva, Executive Vice President, Chief Commercial and Customer Success Officer
10/19/2022 (9)	–	–	–	–	87,210	$758,727	–	–
3/23/2022 (7)	–	–	–	–	–	–	174,420	$1,517,454
3/23/2022 (8)	–	–	–	–	–	–	43,605	$379,364
(1)	In connection with the business combination, each option granted under the Cypress Holdings’ 2017 Stock Option Plan (the “2017 Option Plan”) to purchase shares of Cypress Holdings’ stock was assumed by the Company and converted into an option under the Equity Plan to purchase a specified number of shares of our common stock, based on the exchange ratio of 1:340.5507, rounded down to the nearest whole number of shares. For more information on this conversion of equity awards, see Note 3 to our Consolidated Financial Statements in the Annual Report on Form 10-K for the year-ended December 31, 2022.
(2)	Amounts in this column were calculated using our closing stock price of $8.70 as of December 30, 2022.
(3)	Represents grants of time-based stock options granted under the 2017 Option Plan, each of which vest 20% on each of the first five anniversaries of the applicable vesting commencement date which, for options granted on July 10, 2017 is April 27, 2017, for options granted on April 1, 2020 is April 1, 2020, and for options granted on September 24, 2020 is August 31, 2020, in each case, subject to continued employment through the applicable vesting date.
(4)	Represents awards of performance-based stock options granted under the 2017 Option Plan, 100% of which were deemed to vest in connection with the consummation of the business combination and are fully vested.
(5)	Represents an award of stock options granted under the 2017 Option Plan, 100% of which were fully vested on the grant date.
(6)	Represents awards of RSUs granted under the Equity Plan, each of which vest 25% on each of the first four anniversaries of the applicable vesting commencement date which, for RSUs granted on October 21, 2021 is July 30, 2021 and for RSUs granted on March 23, 2022 is March 23, 2022, subject to continued employment through the applicable vesting date.
(7)

Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s Revenue CAGR and minimum adjusted EBITDA margin targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. For Mr. Ramamurthy’s 2021 PSU award, 25% of the

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target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 150% will vest at maximum achievement. For the other PSU awards, 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would vest if the maximum level of performance is achieved.

(8)	Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s TSR during, for the 2021 PSU awards, the period beginning on August 2, 2021 and ending on December 31, 2023, and for the 2022 PSU awards, the period beginning on January 1, 2022 and ending on December 31, 2024, in each case subject to continued employment through the date the Board certifies the achievement of the performance conditions. For Mr. Ramamurthy’s 2021 PSU award, 25% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 150% will vest at maximum achievement. For the other PSU awards 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would vest if the threshold level of performance is achieved.
(9)	Represents an award of RSUs granted under the Equity Plan to Mr. Silva, which vests two-thirds on October 19, 2023 and one-third on October 19, 2024, subject to continued employment through the applicable vesting date.

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2022 Options Exercised & Stock Vested

	Option Awards		Stock Awards
NAME	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Githesh Ramamurthy	–	–	600,000	$5,958,000
Brian Herb	–	–	37,500	$372,375
Mary Jo Prigge	521,076	$3,408,536	18,750	$186,188
John Goodson	40,000	$202,096	21,875	$217,219
Michael Silva	–	–	–	–
(1)	Amounts in this column represent the gross number of shares of our common stock acquired by the applicable NEO upon exercise of their applicable option award during fiscal year 2022.
(2)	The value realized upon exercise represents the difference between the fair market value of per share of our common stock at the time of exercise and the exercise price per share of the stock option multiplied by the number of options exercised.
(3)	Amounts in this column represent RSUs granted under the Equity Plan that vested in fiscal year 2022. Without reduction for any shares of common stock withheld to satisfy applicable tax obligations.
(4)	Amounts in this column represent the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of our common stock underlying the awards by the closing market value of our common stock on the date of distribution of shares.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Each of the NEO’s employment agreements provide for certain severance benefits upon the occurrence of specified termination events, as summarized below.

In the event Mr. Ramamurthy is terminated without “cause” or he resigns for “good reason” (each as described generally below and defined in the employment agreement), Mr. Ramamurthy is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the sum of his base salary and target annual cash bonus at the time of termination, divided by (y) 12, payable in equal monthly installments over 24 months, (ii) a lump sum cash payment equal to the pro rata portion of the amount, if any, of the annual cash bonus that he would have been entitled to for the fiscal year in which such termination occurs had his employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 24 months, subject in each case to his timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).

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In the event that Mr. Ramamurthy is terminated with “cause” or he resigns without “good reason,” he is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.

For the purposes of Mr. Ramamurthy’s employment agreement, “cause” generally means his (i) gross negligence or willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) willful misconduct which is demonstrably and materially injurious to CCC; (iii) engagement in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executives; or (iv) commission of a material act of dishonesty or breach of trust resulting or intending to result in his personal benefit or enrichment at the expense of CCC.

For the purposes of Mr. Ramamurthy’s employment agreement, “good reason” generally means his voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) material change or reduction or alteration in his duties, authorities, responsibilities and status from those in effect at the time of the effective date of the employment agreement, with the result that he makes a good faith determination (by written notice to the Board) that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately prior to such material diminution; (ii) the failure of CCC to comply with the compensation-related provisions of his employment agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is promptly remedied after receipt of written notice; (iii) a change in his reporting responsibilities such that he no longer reports to the Board; or (iv) he is required to relocate his personal residence outside of a fifty-mile radius of CCC’s principal place of business. In order to resign for “good reason,” Mr. Ramamurthy must provide written notice of his intention to resign for “good reason” to the Board and CCC must fail to cure the circumstances giving rise to “good reason” within 30 days from receipt of such notice.

In the event Messrs. Herb, Silva, or Goodson, or Ms. Prigge, is terminated without “cause” or the applicable executive resigns for “good reason” (each as described generally below and defined in the employment agreement), the applicable executive is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the applicable executive’s base salary at the time of termination, divided by (y) 12, payable in equal monthly installments over 12 months, (ii) a lump sum cash payment equal to the amount, if any, of the greater of the pro rata target annual cash bonus or the amount of the actual annual cash bonus that the applicable executive would have been entitled to had their employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 12 months, subject in each case to the applicable executive’s timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).

In the event that Messrs. Herb, Silva, and Goodson, or Ms. Prigge, is terminated with “cause” or resigns without “good reason,” the applicable NEO is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.

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For the purposes of Messrs. Herb, Silva, and Goodson, and Ms. Prigge’s, employment agreement, “cause” generally means the applicable executive’s (i) conviction of, or plea of guilty or no contest to any felony; (ii) commission of fraud involving dishonesty that is injurious to CCC; (iii) willful and continual refusal to perform their duties for CCC; or (iv) conduct that is materially injurious to CCC.

For the purposes of Messrs. Herb, Silva, and Goodson, and Ms. Prigge’s, employment agreement, “good reason” generally means a voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) a change in the applicable executive’s position or an assignment of duties constituting a material reduction in the applicable executive’s position, duties or responsibilities compared with the applicable executive’s position, duties or responsibilities on their respective hire date; or (ii) a material reduction in the applicable executive’s base salary; provided, that for purposes of clause (i) of the definition of “good reason,” in order to resign for “good reason,” the applicable executive must provide written notice to the Board within 30 days of being notified of the condition giving rise to “good reason” and CCC must fail to cure within 30 days from receipt of such notice.

Incentive Equity Awards

Each of our NEO’s RSU and PSU award agreements provide for certain treatment upon the occurrence of specified termination events or a change in control, as summarized below.

In the event an NEO’s employment is terminated as result of their death or disability, (i) the portion of the RSUs that would have vested on the first vesting date following such termination will vest, and any then-unvested RSUs will be forfeited, and (ii) any outstanding PSUs will vest based on target achievement and prorated based on the number of days the applicable NEO is employed during the applicable performance period, and any then-unvested PSUs will be forfeited.

Upon the occurrence of a change in control, (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, any unvested RSUs will immediately vest as of the date of such change in control, subject to continued employment through the date of such change in control, and (ii) to the extent the RSUs are assumed by the surviving entity in connection with such change in control, the assumed RSUs will be subject to the same vesting schedule as set forth in the applicable grant agreement, unless otherwise set forth in the applicable transaction agreement; provided, that, upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested assumed RSUs will immediately vest.

Upon the occurrence of a change in control, (i) to the extent the PSUs are not assumed by the surviving entity in connection with such change in control, a number of the PSUs will vest and be settled in cash calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeited, or (ii) to the extent the PSUs are assumed by the surviving entity in connection with such change in control, the PSUs will be converted into RSUs, with the number of units to be converted calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the

CCC | 2022 PROXY STATEMENT	Page 50

foregoing calculation, any then-unvested PSUs will be immediately forfeited, and the converted RSUs will vest on December 31, 2023, subject to continued employment through such vesting date; provided, that upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested converted RSUs will immediately vest.

The tables set forth below quantify the benefits described above that would be triggered for each NEO under the following termination of employment and/or change-in-control scenarios, assuming such event occurred on December 31, 2022 and a price per share of our common stock of $8.70 (the closing price of our common stock as of December 30, 2022).

Involuntary Termination by the Company Without Cause or by the Executive for Good Reason (1)

Pay Component	Githesh Ramamurthy	Brian Herb	Mary Jo Prigge	John Goodson	Mike Silva
Severance Salary Continuance	$1,688,119	$589,160	$520,661	$488,800	$450,000
AIP Bonus Payment	–	$294,580	$260,330	$244,400	$225,000
Continued Health Coverage	$20,208	$15,264	$4,440	$9,000	$15,264
TOTAL	$1,708,327	$899,004	$785,431	$742,200	$690,264

Termination Upon Death or Disability (2)

Pay Component	Githesh Ramamurthy	Brian Herb	Mary Jo Prigge	John Goodson	Mike Silva
Value of Accelerated Vesting of PSUs	$55,707,840	$1,281,177	$628,638	$733,413	$1,012,136
Value of Accelerated Vesting of RSUs	$5,220,000	$634,613	$317,306	$370,194	$505,766
TOTAL	$60,927,840	$1,915,790	$945,945	$1,103,607	$1,517,902

Change-in-Control with No Assumption of Awards by Acquiring Company (3)

Pay Component	Githesh Ramamurthy	Brian Herb	Mary Jo Prigge	John Goodson	Mike Silva
Value of Accelerated Vesting of PSUs	$83,520,000	$2,538,460	$1,269,226	$1,480,766	$1,517,445
Value of Accelerated Vesting of RSUs	$15,660,000	$2,203,510	$959,297	$1,290,462	$758,727
TOTAL	$99,180,000	$4,741,970	$2,228,522	$2,771,228	$2,276,172
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Change-in-Control with Assumption of Awards by Acquiring Company and Subsequent Termination Without Cause (4)

Pay Component	Githesh Ramamurthy	Brian Herb	Mary Jo Prigge	John Goodson	Mike Silva
Value of Accelerated Vesting of PSUs	$83,520,000	$2,538,460	$1,269,226	$1,480,766	$1,517,445
Value of Accelerated Vesting of RSUs	$15,660,000	$2,203,510	$959,297	$1,290,462	$758,727
TOTAL	$99,180,000	$4,741,970	$2,228,522	$2,771,228	$2,276,172
(1)	Represents the following severance payments payable to the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2022) upon a termination without cause or for good reason in accordance with the terms of the applicable employment agreement: (i) the monthly cash severance payment, (ii) the pro rata annual bonus payment, and (iii) the subsidized COBRA premiums payment.
(2)	Represents the value of the applicable NEO’s accelerated PSU and/or RSU awards payable to the applicable NEO upon a termination due to death or disability in accordance with the terms of the applicable award agreement.
(3)	Represents the value of the applicable NEO’s accelerated PSU and/or RSU awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such PSU and/or RSU awards are not assumed by the surviving entity in connection with such change in control, in accordance with the terms of the applicable award agreement.
(4)	Represents the value of the applicable NEO’s accelerated PSU and/or RSU awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such PSU and/or RSU awards are assumed by the surviving entity in connection with such change in control and the applicable NEO subsequently incurs a termination without cause within the one-year period following such change in control, in accordance with the terms of the applicable award agreement.

Director Compensation

We maintain a director compensation policy. Under the policy, we pay each of the directors identified in the table below a $15,000 cash quarterly retainer for their service on the Board. In addition, each such director is eligible to receive (a) an annual equity grant in the form of RSUs for their Board service, with a grant date fair value equal to $250,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date, and (b) if such director serves as chair of a committee of the Board, an additional annual equity grant in the form of RSUs for such service, with a grant date fair value equal to $25,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date. We do not compensate directors who are employed by us, nor by the Advent Investor, the OH Investor or the TCV Investor or their affiliates, for the service on the Board.

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The following table provides information regarding compensation earned by our non-employee directors for their Board service during the year ended December 31, 2022. As Chairman of the Board and Chief Executive Officer, Mr. Ramamurthy’s compensation is reported in the table above titled “Fiscal Year 2022 Summary Compensation Table” and the related tables under the section titled “Fiscal Year 2022 Executive Compensation Tabular Disclosures.”

NAME	FEES EARNED OR PAID IN CASH (1)	VALUE OF OPTION AWARDS (2)	VALUE OF STOCK AWARDS (3)	TOTAL
Eileen Schloss	$60,000	–	$275,005	$335,005
William Ingram	$60,000	–	$275,005	$335,005
Teri Williams	$60,000	–	$250,010	$310,010
(1)	Represents the $15,000 quarterly retainer paid to each of our eligible non-employee directors with respect to their service on the Board during fiscal year 2022.
(2)	No options were granted to our non-employee directors with respect to their service on the Board during fiscal year 2022. As of December 31, 2022: Ms. Schloss held 170,274 outstanding options, Mr. Ingram held 170,275 outstanding options, and Ms. Williams held 170,275 outstanding options.
(3)	Represents the aggregate grant date fair value of the RSUs granted to certain of our non-employee directors in July 2022, computed in accordance with FASB ASC Topic 718. See Note 21 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of all assumptions made by us in determining the grant date fair value of the RSUs. As of December 31, 2022: Ms. Schloss held 27,528 outstanding RSUs, Mr. Ingram held 27,528 outstanding RSUs, and Ms. Williams held 25,026 outstanding RSUs, and in each case such RSUs will become fully vested on July 30, 2023, subject to continued service through such vesting date.

CCC | 2022 PROXY STATEMENT	Page 53

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Table

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to the NEOs for the fiscal years ended on December 31, 2022 and December 31, 2021.

In addition, we are also presenting supplemental disclosure further below regarding Company and Peer Group total shareholder return as calculated for the period from August 2, 2021 (the first date following our business combination) through December 31, 2022, which we believe more accurately reflects the Company total shareholder return and Peer Group total shareholder return because it reflects the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity. See the section below entitled “Supplemental Disclosure – Company TSR and Peer Group TSR”.
FISCAL YEAR	SUMMARY COMPENSATION TABLE FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (1) (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (2) (3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME (5)	TOTAL REVENUE (6)
					COMPANY TOTAL SHAREHOLDER RETURN (4)	PEER GROUP TOTAL SHAREHOLDER RETURN (4)
2022	$848,775	($48,636,742) (7)	$2,742,155 (7)	$1,389,402	$65	$76	$38,406,000	$782,448,000
2021	$137,105,075	$191,854,081 (8)	$4,581,638 (8)	$10,639,918	$86	$98	($248,919,000)	$688,288,000

(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Githesh Ramamurthy.
(2)	In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The following Monte Carlo valuation assumptions used to calculate such fair values of our TSR-based PSUs materially differed from those utilized at the time of grant:
AWARD	VALUATION AS OF 12/31/2021					VALUATION AS OF 12/31/2022
	REMAINING PERFORMANCE PERIOD (YEARS)	STOCK PRICE AS OF VALUATION DATE	VOLATILITY	RISK FREE RATE	DIVIDEND YIELD	REMAINING PERFORMANCE PERIOD (YEARS)	STOCK PRICE AS OF VALUATION DATE	VOLATILITY	RISK FREE RATE	DIVIDEND YIELD
2021 PEO Award	2	$11.39	35.00%	0.73%	0.00%	1	$8.70	35.00%	4.73%	0.00%
2021 Award - Non-PEO NEOs	2	$11.39	35.00%	0.73%	0.00%	1	$8.70	35.00%	4.73%	0.00%
2022 Award - Non-PEO NEOs	N/A					2	$8.70	35.00%	4.41%	0.00%

(3)	The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Brian Herb, John Goodson, Michael Silva, and Mary Jo Prigge; and (ii) for fiscal year 2021, Brian Herb and Barrett Callaghan.
(4)	The Company total shareholder return and the Peer Group total shareholder return reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100

CCC | 2022 PROXY STATEMENT	Page 54

on December 31, 2020 on the same cumulative basis as is used in Item 201(e) of Regulation S-K. For the period December 31, 2020 through July 30, 2021 (the date of our business combination), the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2022, the total shareholder return calculations relate to CCC’s common stock.
The peer group used to determine the Peer Group total shareholder return for each applicable fiscal year is the compensation peer group that was disclosed in the section above entitled “Compensation Discussion and Analysis” for that applicable fiscal year. While there were no changes to the Company's compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc.
(5)	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)	The Company has selected total revenue as its most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to the Company’s performance for fiscal year 2022. Total revenue represents the amount of revenue reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(7)	For fiscal year 2022, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K:
	PEO	AVERAGE NON-PEO NEOs
Total Compensation Reported in 2022 Summary Compensation Table	$848,775	$2,742,155
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	–	($1,982,609)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	–	$1,537,970
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	($44,826,000)	($870,093)
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	–	–
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	($4,659,517)	($38,021)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	–	–
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	–	–
Total Adjustments	($49,485,517)	($1,352,753)
Compensation Actually Paid for Fiscal Year 2022	($48,636,742)	$1,389,402

CCC | 2022 PROXY STATEMENT	Page 55

(8)	For fiscal year 2021, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2021, computed in accordance with Item 402(v) of Regulation S-K:
	PEO	AVERAGE NON-PEO NEOs
Total Compensation Reported in 2021 Summary Compensation Table	$137,105,075	$4,581,638
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table	($133,482,896)	($3,281,094)
Plus, Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	$119,640,000	$3,181,906
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$4,776,221	$932,085
Plus, Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	$1,622,265	–
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	$62,193,416	$5,225,383
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	–	–
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	–	–
Total Adjustments	$54,749,006	$6,058,280
Compensation Actually Paid for Fiscal Year 2021	$191,854,081	$10,639,918

Pay Versus Performance Comparative Disclosure

As described in more detail in the section titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is directionally aligned with the Company’s total shareholder return over the two years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards, including TSR-based PSUs and, in 2021, options issued in 2017
CCC | 2022 PROXY STATEMENT	Page 56

which vested in connection with the business combination. As described in more detail in the section titled “Compensation Discussion and Analysis - Target Pay Mix,” approximately 72% of the value of total compensation awarded in fiscal year 2022 to the non-PEO NEOs is comprised of equity awards, including RSUs and PSUs. No equity awards were granted to the PEO in fiscal year 2022, however, in fiscal year 2021 approximately 97% of the PEO’s compensation was in form of equity awards, as described in the “Compensation Discussion and Analysis – Executive Compensation Highlights in Fiscal Year 2022” section and the “Fiscal Year 2022 Summary Compensation Table” above.

The Company’s stock price has had the most profound impact on the change from the compensation reported in the “Fiscal Year 2022 Summary Compensation Table.” Specifically, our stock price performance in 2021 and 2022 has resulted in a significant decline in the fair value of the TSR-based PSUs, as measured at the end of the applicable fiscal years, and particularly as of the end of fiscal year 2022.

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is not directionally aligned with the Company’s net income over the two years presented in the table due to the weight placed on equity-based compensation in our pay mix, as well as the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years. While the Company does not use net income as a performance measure in its overall executive compensation program, the measure of net income is correlated with total revenue, which the Company does use (on a growth basis) when setting goals for the Company’s annual incentive plans and the PSUs that are awarded to the NEOs. As described in more detail in the section titled “Compensation Discuss and Analysis – Target Pay Mix,” approximately 9% of the value of total compensation awarded in fiscal year 2022 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2022 AIP.

CCC | 2022 PROXY STATEMENT	Page 57

Further, we note that our net loss in fiscal year 2021 was largely due to increased stock-based compensation expense of approximately $262 million related to our business combination. When adjusting for that and other non-operational items, our adjusted net income was approximately $130 million, an increase of 64% over fiscal year 2020. Reconciliations of our adjusted net income to our net income (loss) for fiscal years 2020 and 2021 appear in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Compensation Actually Paid and Total Revenue

While we have experienced positive growth in total revenue, with year-over-year revenue growth of 8.7% in fiscal year 2021 (or 15.0% when adjusted for the impact of the divestiture of a portion of our professional services casualty solution in December 2020) and 13.7% in fiscal year 2022, respectively, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is not directionally aligned with the Company’s total revenue over the two years presented in the table due to the pay mix in the applicable year and the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that total revenue is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2022. The Company utilized revenue-based goals for the Company’s annual incentive plans for fiscal years 2021 and 2022, as well as for the PSUs that were awarded to the NEOs in those fiscal years. As described in more detail in the section titled “Compensation Discuss and Analysis - Target Pay Mix,” approximately 9% of the value of total compensation awarded in fiscal year 2022 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2022 AIP, and approximately 72% of the value of total compensation awarded in fiscal year 2022 to such non-PEO NEOs was comprised of equity awards, specifically RSUs and PSUs.
CCC | 2022 PROXY STATEMENT	Page 58

Company TSR and Peer Group TSR

As demonstrated by the following graph, the Company’s total shareholder return over the two fiscal years presented in the Pay Versus Performance Table was -35%, while the Peer Group total shareholder return was -25% over the same time period. For the period December 31, 2020 through July 30, 2021 (the date of our business combination) the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2022, the total shareholder return calculations relate to CCC’s common stock. The Company’s total shareholder return underperformed compared to the Company's compensation peer group during the years presented in the graph below. These results, and the TSR-based PSUs granted to the NEOs in fiscal years 2021 and 2022, caused a downward adjustment in the ‘compensation actually paid’ amounts because they are measured on an absolute, and not a relative, basis.

While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc.

CCC | 2022 PROXY STATEMENT	Page 59

Supplemental Disclosure - Company TSR and Peer Group TSR

As permitted under Item 402(v) of Regulation S-K, the Company is providing the following supplemental disclosure with respect to Company and Peer Group total shareholder return calculated based on a fixed investment of $100 on August 2, 2021, the first date following our business combination, on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Company believes that these total shareholder return calculations more accurately reflect the comparison of Company total shareholder return and Peer Group total shareholder return because they reflect the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity.
Measurement Period	Supplemental Company Total Shareholder Return	Supplemental Peer Group Total Shareholder Return
August 2, 2021 – December 31, 2022	$86	$79
August 2, 2021 – December 31, 2021	$113	$96

As demonstrated by the following supplemental graph, the Company’s total shareholder return over the two periods presented in the supplemental table above was -14%, while the Peer Group total shareholder return presented in the supplemental table above was -21% over the same time period. The Company’s total shareholder return outperformed compared to the Company’s compensation peer group during the periods presented in the supplemental table above, which is not reflected in the ‘compensation actually paid’ amounts presented in the Pay Versus Performance Table because the TSR-based PSUs granted to the NEOs in fiscal years 2021 and 2022 are measured on an absolute, and not a relative, basis.

While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return for the supplemental table above, the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc.

CCC | 2022 PROXY STATEMENT	Page 60

Pay Versus Performance Tabular List

The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. The performance measures included in this table are not ranked by relative importance.
MOST IMPORTANT PERFORMANCE MEASURES
Total Revenue
Adjusted EBITDA

CCC | 2022 PROXY STATEMENT	Page 61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 3, 2023 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 627,683,715 shares of common stock outstanding as of April 3, 2023.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023, as well as shares of common stock underlying restricted stock units (“RSUs”) that will vest within 60 days of April 3, 2023, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

NAME (1)	Number of Shares	Percentage
Githesh Ramamurthy (2)	35,725,188	5.69%
Brian Herb (3)	1,277,550	*
Mary Jo Prigge (4)	1,388,065	*
John Goodson (5)	347,650	*
Michael Silva	–	–
Steven Puccinelli	–	–
William Ingram (6)	68,110	*
Eileen Schloss (7)	146,691	*
Teri Williams (8)	93,110	*
Christopher Egan	–	–

CCC | 2022 PROXY STATEMENT	Page 62

continued
NAME	Number of Shares	Percentage
Eric Wei	–	–
Lauren Young	–	–
All directors and executive officers (13 persons) (9)	40,636,028	6.47%
Five Percent Holders:
Affiliates of Advent Investor (10)	355,628,649	56.66%
OH Investor (11)	53,082,833	8.46%
TCV Investor (12)	50,589,027	8.06%
Dragoneer Investment Group LLC (13)	32,373,324	5.16%
(1)	Unless otherwise noted, the business address of each of the directors and officers is 167 N. Green Street, 9th Floor, Chicago, Illinois 60607. The table excludes (i) the contingent right of Mr. Ramamurthy, Mr. Herb, Ms. Prigge, Mr. Goodson, Ms. Schloss, Ms. Williams and Mr. Ingram to receive, subject to adjustment, 1,076,445, 46,288, 37,067, 17,180, 5,726,5,726, and 5,726 shares based on the Company achieving certain trading price targets for its common stock or undergoing a change of control (“CCC Earnout Shares”), respectively and (ii) shares of common stock underlying performance restricted stock units, which represent a contingent right to receive a number of shares of common stock, cash or a combination thereof based on total shareholder return realized by stockholders over a specified period.
(2)	Includes (i) 16,552,868 shares of the common stock and (ii) 19,172,320 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(3)	Includes (i) 392,120 shares of the common stock and (ii) 885,430 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(4)	Includes (i) 865,614 shares of the common stock and (ii) 522,451 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(5)	Includes (i) 30,073 shares of the common stock and (ii) 317,577 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(6)	Consists of 68,110 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
CCC | 2022 PROXY STATEMENT	Page 63

(7)	Includes (i) 27,500 shares of the common stock and (ii) 119,191 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(8)	Includes (i) 25,000 shares of the common stock and (ii) 68,110 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(9)	Includes (i) 18,290,913 shares of the common stock and (ii) 22,345,115 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 3, 2023.
(10)	Based on information supplied by representatives of the Advent Investor and on an amendment to Schedule 13D filed by Advent International Corporation with the SEC on April 13, 2022. Cypress Investor Holdings, L.P. (“Cypress Investor”), Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”) are the record holders of 260,498,239 shares, 8,238,944 shares, 86,391,466 shares, and 500,000 shares of the Common Stock, respectively. Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none

CCC | 2022 PROXY STATEMENT	Page 64

of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner the of Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds, and GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent international Corporation is the managing member of Cypress GP, the manager of Advent International GPE VIII, LLC and the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd., and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to 9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International Corporation are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(11)	Based on information supplied by representatives of the OH Investor and on an amendment to Schedule 13D filed by OH Cypress Aggregator, L.P. with the SEC on August 9, 2021. OH Cypress Aggregator, L.P. is beneficially owned by Oak Hill Capital Partners IV (Onshore), L.P., Oak Hill Capital Partners IV (Onshore Tax Exempt), L.P., Oak Hill Capital Partners IV (Offshore), L.P., Oak Hill Capital Partners IV (Offshore 892), L.P., Oak Hill Capital Partners IV (Management), L.P. (together, including OH Cypress Aggregator, the “Oak Hill Fund IV Entities”) and certain of their co-investors. The general partner of each of the Oak Hill Fund IV Entities is OHCP GenPar IV, L.P. (the “Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP IV, Ltd. (the “Oak Hill UGP”). The foregoing excludes the contingent right of OH Cypress Aggregator, L.P. to receive an aggregate of up to 1,412,990 CCC Earnout Shares. The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of the Oak Hill UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Fund IV Entities. The address for these entities is 65 East 55th Street, 32nd Floor, New York, NY 10022.
(12)

Based on information supplied by representatives of the TCV Investor and on an amendment to Schedule 13D filed by Technology Crossover Management IX, Ltd. with the SEC on August 9, 2021. The general partner of TCV Member Fund, L.P. (the “Member Fund”) is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, L.P., TCV IX (A), L.P., and TCV IX (B), L.P. (together with the Member Fund, the “TCV IX Funds”) is Technology

CCC | 2022 PROXY STATEMENT	Page 65

Crossover Management IX, L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX and TCM IX may be deemed to beneficially own the securities held by the TCV IX Funds directly or indirectly controlled by them, but each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The foregoing excludes the contingent right of the TCV Investor to receive an aggregate of up to 1,412,988 CCC Earnout Shares. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV IX Funds except to the extent of his pecuniary interest therein. The address of the entities named in this footnote is 250 Middlefield Road, Menlo Park, CA 94025.

(13)	Based on an amendment to Schedule 13G filed by Dragoneer Advisor with the SEC on February 14, 2023. Consists of (i) 17,800,000 warrants to purchase common stock and (ii) 14,573,324 shares of common stock. Dragoneer Funding I LLC directly holds 8,625,000 shares of common stock and warrants exercisable for 17,800,000 shares of common stock. Dragoneer Global Fund II, L.P. directly owns 3,866,015 shares of the common stock. Dragoneer Opportunities Fund V, L.P. directly owns 2,081,701 shares of the common stock. Dragoneer Funding LLC directly holds 608 shares of the common stock. Dragoneer Adviser is the investment adviser to certain funds that hold membership interests in Dragoneer Funding I LLC and Dragoneer Funding LLC. The foregoing entities are indirectly controlled by Marc Stad. Mr. Stad may be deemed to share voting and dispositive power with respect to the securities held by such entities. The business address of Dragoneer Advisor and Mr. Stad is c/o Dragoneer Investment Group, LLC, One Letterman Drive, Building D, Suite M500, San Francisco, California.
CCC | 2022 PROXY STATEMENT	Page 66

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation” elsewhere in this proxy statement, during the fiscal year ended December 31, 2022 there were no transactions to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

The Company adopted a formal written policy that became effective upon the completion of the business combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Audit Committee, subject to certain exceptions.

Indemnification of Directors and Officers

The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). In addition, the Charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

In connection with the consummation of the business combination, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

CCC | 2022 PROXY STATEMENT	Page 67

PROPOSAL 2 – SAY-ON-FREQUENCY PROPOSAL

The Dodd-Frank Act enables our stockholders to vote, on an advisory (non-binding) basis, on how frequently they believe we should conduct the advisory vote on the compensation of our NEOs (say-on-pay vote), as disclosed in accordance with SEC rules. Stockholders may vote whether an advisory vote on the compensation of our NEOs every one year, every two years, every three years or to abstain from the vote.

Although the stockholders’ vote on this proposal is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the result of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more frequently or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Vote Required

The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Frequency Proposal. If no frequency receives the foregoing vote, the Board and the Compensation Committee will consider the frequency that receives the highest number of votes to be the preference of our stockholders. Abstentions and broker non-votes will not impact the result of the Say-on-Frequency vote.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then for the Company to conduct future advisory votes on executive compensation every “1 YEAR”.

Board’s Recommendation to Stockholders

The Board believes that the Company’s compensation practices are sound and embody an appropriate long-term perspective. An annual vote allows our stockholders to provide timely feedback regarding the Company’s compensation policies and practices and enables the Compensation and Human Capital Committee to evaluate any change in stockholder views as it conducts its annual compensation review. Therefore, the Board recommends that this vote occur every one year and that you should vote “1 YEAR.”

We expect the next time our stockholders will be given an opportunity to vote on a say-on-frequency proposal will be at the 2029 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EVERY “1 YEAR” ON THE SAY-ON-FREQUENCY PROPOSAL.

CCC | 2022 PROXY STATEMENT	Page 68

PROPOSAL 3 – Say-on-Pay Proposal

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay proposal,” is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the result of the vote when considering future executive compensation arrangements.

We encourage our stockholders to read the Compensation Discussion and Analysis included elsewhere in this proxy statement. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the Fiscal Year 2022 Summary Compensation Table included elsewhere in this proxy statement and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs.

Vote Required

The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the advisory (non-binding) resolution to approve the overall compensation of the Company’s NEOs as described in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Board’s Recommendation to Stockholders

The Board recommends that our stockholders to vote “FOR” the approval, on an advisory basis, of the overall compensation of the Company’s NEOs, as disclosed in this proxy statement, including the sections titled “Compensation Discussion and Analysis” and “Executive and Director Compensation.”

The next time our stockholders will be given an opportunity to vote on a say-on-pay proposal will be determined by the Board in conjunction with the voting results from the Say-on-Frequency Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

CCC | 2022 PROXY STATEMENT	Page 69

PROPOSAL 4 – AUDITOR RATIFICATION PROPOSAL

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2022 are described below and under “Audit Committee Report.”

Change in Independent Registered Accounting Firm

On August 6, 2021, the Company appointed Deloitte & Touche LLP as its principal accountants for the fiscal year ended December 31, 2021, replacing Withum+Smith+Brown, PC (“Withum”), which was dismissed from its role as the independent registered public accounting firm for Dragoneer Growth Opportunities Corp. on August 6, 2021.

The decision to change accountants was approved by the Company’s Audit Committee. For the fiscal year ended December 31, 2020, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the fiscal year ended December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from January 1, 2021 to August 6, 2021, and the two prior fiscal years, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by the Company set forth above. A copy of Withum’s letter, dated August 12, 2021, is filed as Exhibit 16.1 to the Company’s Current Report on Form-8-K, filed with the SEC on August 12, 2021.

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2022, 2021 and 2020:

	2022	2021	2020
Audit Fees (1)	$1,895,000	$1,275,659	$794,695
Audit-Related Fees (2)	$563,074	$1,340,600	$260,600
Tax Fees	–	–	$65,318
Total	$2,458,074	$2,616,259	$1,120,613

CCC | 2022 PROXY STATEMENT	Page 70

(1)	Consist of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the years ended December 31, 2022 and 2021, and the audit of our financial statements for the years ended December 31, 2022, 2021 and 2020.
(2)	For fiscal year 2021, consists of fees related to control attestation reports and 2021 includes fees related to procedures performed in connection with the business combination and for fiscal year 2022 consists of fees related to procedures performed in connection with amendments to the Registration Statements on Form S-1 filed by the Company with the SEC on March 1, 2022 and June 7, 2022, with the Prospectus Supplement filed by the Company with the SEC on April 7, 2022, and with the Registration Statement on Form S-3 filed by the Company with the SEC on October 7, 2022.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Deloitte & Touche LLP (the “Auditor Ratification Proposal”) requires affirmative votes from the holders of a majority of the shares properly cast at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

CCC | 2022 PROXY STATEMENT	Page 71

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2022 and particularly with regard to the audited consolidated financial statements as of December 31, 2022, and 2021 and for the three years ended December 31, 2022.Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;
•	discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards no. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and
•	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee:

William Ingram, Chair

Steve Puccinelli

Teri Williams

CCC | 2022 PROXY STATEMENT	Page 72

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

CCC | 2022 PROXY STATEMENT	Page 73

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.cccis.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

CCC | 2022 PROXY STATEMENT	Page 74

COST OF PROXY SOLICITATION

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

CCC | 2022 PROXY STATEMENT	Page 75

2022

Proxy Report

CCC Intelligent Solutions Holdings Inc.

2022

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© 2023 CCC Intelligent Solutions Holdings Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCCS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06687-P85690 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   01) William Ingram
   02) Lauren Young

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote for every 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
2. To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) stockholder votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1, for every 1 YEAR on Proposal 2, FOR Proposal 3 and FOR Proposal 4.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V06688-P85690

CCC INTELLIGENT SOLUTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2023
10:00 a.m., Central Time

The stockholder(s) hereby appoint(s) Githesh Ramamurthy, Brian Herb and Kevin Kane, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CCC Intelligent Solutions Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on May 25, 2023, at www.virtualshareholdermeeting.com/CCCS2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR EVERY 1 YEAR ON PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE